UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2023

GD Culture Group Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

22F - 810 Seventh Avenue,

New York, NY 10019

(Address of Principal Executive Offices) (Zip code)

+1-347-2590292

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GDC	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on the current report on Form 8-K by GD Culture Group Limited (the “Company”) on October 27, 2023, the Company entered into an equity purchase agreement (the “Original Agreement”) with Entertainment Co., Ltd. (“Shanghai Highlight”), an indirect subsidiary of the Company, and Beijing Hehe Property Management Co., Ltd. (“Beijing Hehe”) on October 27, 2023. Prior to the Original Agreement, Shanghai Highligh owns 60% of the total equity interest in the Xianzhui Technology Co., Ltd. (the “Joint Venture”) and Beijing Hehe owns 20% of the total equity interest in the Joint Venture. Pursuant to the Original Agreement. Shanghai Highlight agreed to purchase the 20% equity interest in the Joint Venture from Beijing Hehe and the Company agreed to issue 600,000 shares of common stock of the Company, valued at $2.7820 per share, the average closing bid price of the common stock of GDC as of the five trading days immediately preceding the date of the Original Agreement (the “Per Share Price”), to Beijing Hehe or its assigns.

On November 10, 2023, the Company entered into an amended and restated equity purchase agreement (the “Amended and Restated Agreement”) that amended and replaced the Original Agreement. Pursuant to the Amended and Restated Agreement, Shanghai Highlight agreed to purchase the 13.3333% equity interest in the Joint Venture from Beijing Hehe and the Company agreed to issue 400,000 shares of common stock of the Company, valued at the Per Share Price, to Beijing Hehe or its assigns.

Pursuant to the Amended and Restated Agreement, the closing of the transaction shall take place within thirty (30) days from the execution of the Amended and Restated Agreement. The Amended and Restated Agreement is effective for thirty (30) days from the date of the Amended and Restated Agreement, which can be extended for additional thirty (30) days upon all parties’ written agreement. The Company or Shanghai Highlight may terminate the Amended and Restated Agreement at any time with a three (3) day advance written notice to Beijing Hehe.

The foregoing description of the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Agreement, which is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Equity Purchase Agreement, dated November 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 13, 2023	GD Culture Group Limited

	By:	/s/ Xiao Jian Wang
	Name:	Xiao Jian Wang
	Title:	Chief Executive Officer, President and Chairman of the Board

2